As filed with the Securities and Exchange Commission on December 21, 2010
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

QR ENERGY, LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	90-0613069 (I.R.S. Employer Identification No.)
5 Houston Center
1401 McKinney Street, Suite 2400
Houston, Texas 77010
(713) 452-2200
(Address of principal executive offices, including zip code)

QRE GP, LLC LONG-TERM INCENTIVE PLAN
(Full title of the plan)
Gregory S. Roden
QRE GP, LLC
5 Houston Center
1401 McKinney Street, Suite 2400
Houston, Texas 77010
(713) 452-2200
(Name, address and telephone number of agent for service)
copy to:
Jeffery K. Malonson
Vinson & Elkins L.L.P.
1001 Fannin, Suite 2500
Houston, Texas 77002
(713) 758-2222
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller Reporting Company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of securities	Amount to be	maximum offering	maximum aggregate	Amount of
to be registered	registered (1)	price per unit	offering price	registration fee
Common Units, representing limited partner interests	1,800,000 units	$19.755(2)	$35,559,000(2)	$2,535.36

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered such additional Common Units as may become issuable pursuant to the adjustment provisions of the QRE GP, LLC Long-Term Incentive Plan.

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act. The price for the 1,800,000 Common Units being registered hereby is based on a price of $19.755, which is the average of the high and low trading prices per Common Unit of QR Energy, LP as reported by the New York Stock Exchange on December 17, 2010.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
          QRE GP, LLC (the “General Partner”) will provide all participants in the QRE GP, LLC Long-Term Incentive Plan (the “Plan”) with the document(s) containing information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act. In accordance with the note to Part I of Form S-8, QR Energy, LP (the “Registrant”) has not filed such document(s) with the Commission, but such documents (along with the documents incorporated by reference into this Form S-8 Registration Statement (the “Registration Statement”) pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
          Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the following documents, which previously have been filed by the Registrant with the Commission, are incorporated herein by reference and made a part hereof:
          (a) The Registrant’s prospectus filed pursuant to Rule 424(b) under the Securities Act filed with the Commission on December 17, 2010, relating to the Registrant’s Registration Statement on Form S-1 (File No. 333-169664), originally filed with the Commission on September 30, 2010.
          (b) The description of the Registrant’s Common Units representing limited partner interests contained in the Registrant’s Registration Statement on Form 8-A, originally filed with the Commission on December 14, 2010 pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.
          Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
          Not applicable.
Item 5. Interests of Named Experts and Counsel.
          Not applicable.
Item 6. Indemnification of Directors and Officers.
          The partnership agreement of the Registrant provides that the partnership will, to the fullest extent permitted by law but subject to the limitations expressly provided therein, indemnify and hold harmless any person who is or was an officer, director, or manager of the General Partner, a departing general partner or an affiliate of either the General Partner or a departing general partner (each a “Partnership Indemnitee”) from and against any and all losses, claims, damages, liabilities (joint or several), expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Partnership Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as a Partnership Indemnitee, provided that the Partnership Indemnitee shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Partnership Indemnitee is seeking indemnification, the Partnership Indemnitee acted in bad faith, engaged in fraud, willful misconduct or gross negligence or, a breach of its obligations under the partnership agreement of the Registrant or a breach of its fiduciary duty in the case of a criminal matter, acted with knowledge that the Partnership Indemnitee’s conduct was unlawful. To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by a Partnership Indemnitee who is indemnified pursuant to the partnership agreement in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the partnership prior to a final and non-appealable judgment that the Partnership Indemnitee is not entitled to be indemnified upon receipt by the partnership of any undertaking by or on behalf of the Partnership Indemnitee to repay such amount if it shall be determined that the Partnership Indemnitee is not entitled to be indemnified under the partnership agreement. Any indemnification shall be made only out of the assets of the Registrant; the General Partner will not be personally liable for such indemnification and will have no obligation to contribute or loan any money to enable such indemnification.
          The Registrant is authorized to purchase (or to reimburse its general partner for the costs of) insurance against liabilities asserted against and expenses incurred by its general partners, its affiliates and such other persons as the respective general partners may determine and described in the paragraph above in connection with their activities, whether or not they would have the power to indemnify such person against such liabilities under the provisions described in the paragraphs above. The General Partner has purchased insurance covering its officers and directors against liabilities asserted and expenses incurred in connection with their activities as officers and directors of our general partner or any of its direct or indirect subsidiaries.
          The underwriting agreement entered into in connection with the sale of the securities offered pursuant to the Registrant’s registration statement filed on Form S-1 (File No. 333-169664) provides for indemnification of officers and directors of the General Partner with regard to untrue statements or omissions or alleged untrue statements or omissions made in the registration statement filed Form S-1 and the associated prospectus, including liabilities under the Securities Act.
          Subject to any terms, conditions, or restrictions set forth in the Partnership Agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other persons from and against all claims and demands whatsoever.
Item 7. Exemption from Registration Claimed.
          Not applicable.
Item 8. Exhibits.
          Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

Exhibit Number	Description
4.1	Certificate of Limited Partnership of QR Energy, LP (incorporated by reference to Exhibit 3.1 to the Registrant’s Form S-1 (File No. 333-169664), filed with the Commission on September 30, 2010).

4.2	First Amended and Restated Agreement of Limited Partnership of QR Energy, LP (incorporated by reference to Exhibit 3.3 to the Registrant’s Form S-1 (File No. 333-169664), filed with the Commission on September 30, 2010).

4.3	QRE GP, LLC Long Term Incentive Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Form S-1 (File No. 333-169664), filed with the Commission on November 3, 2010).

4.4*	Form of Restricted Unit Agreement under the QRE GP, LLC Long-Term Incentive Plan.

5.1*	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of KPMG LLP.

23.3*	Consent of KPMG LLP.

23.4*	Consent of Miller and Lents, Ltd.

23.5*	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1).

24.1*	Powers of Attorney (included on the signature page of this Registration Statement).

*	Filed herewith.

Item 9. Undertakings.
     (a) The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;
     (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on December 21, 2010.

QR ENERGY, LP
By:	QRE GP, LLC, its general partner

By:	/s/ Alan L. Smith
	Name:	Alan L. Smith
	Title:	Chief Executive Officer and Director

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below authorizes and appoints each of Alan L. Smith and Gregory S. Roden, and each of them, severally, acting alone and without the other, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities to sign any and all amendments (including pre- and post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on December 21, 2010. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Signature	Title

/s/ Alan L. Smith
Alan L. Smith	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Cedric W. Burgher
Cedric W. Burgher	Chief Financial Officer (Principal Financial Officer)

/s/ Howard K. Selzer
Howard K. Selzer	Chief Accounting Officer (Principal Accounting Officer)

/s/ John H. Campbell, Jr.
John H. Campbell, Jr.	President, Chief Operating Officer, and Director

/s/ Donald Wolf
Donald Wolf	Chairman of the Board

/s/ Toby R. Neugebauer
Toby R. Neugebauer	Director

/s/ S. Wil VanLoh, Jr.
S. Wil VanLoh, Jr.	Director

EXHIBIT INDEX

Exhibit Number	Description
4.1	Certificate of Limited Partnership of QR Energy, LP (incorporated by reference to Exhibit 3.1 to the Registrant’s Form S-1 (File No. 333-169664), filed with the Commission on September 30, 2010).

4.2	First Amended and Restated Agreement of Limited Partnership of QR Energy, LP (incorporated by reference to Exhibit 3.3 to the Registrant’s Form S-1 (File No. 333-169664), filed with the Commission on September 30, 2010).

4.3	QRE GP, LLC Long Term Incentive Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Form S-1 (File No. 333-169664), filed with the Commission on November 3, 2010).

4.4*	Form of Restricted Unit Agreement under the QRE GP, LLC Long-Term Incentive Plan.

5.1*	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of KPMG LLP.

23.3*	Consent of KPMG LLP.

23.4*	Consent of Miller and Lents, Ltd.

23.5*	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1).

24.1*	Powers of Attorney (included on the signature page of this Registration Statement).

*	Filed herewith.